                  COLLATERAL STIPULATIONS FOR CONFORMING GROUP

o        ARMs will be at least 80% of the unpaid principal balance. Fixed Rate
         Mortgage Loans will represent no greater than 20% of the unpaid principal balance.

o        For purposes of this definition, Fixed Rate Mortgage Loans include
         Hybrid-ARMs with an initial fixed rate period of 5 years or greater.

o        Weighted Average Original Loan Size:  $125,000 to $200,000

o        Weighted Average Initial interest rate cap: >= 2.5% and <= 3.5%, with a target of 3.0%

o        Weighted Average periodic interest rate cap: >= 0.5% and <= 1.5%, with a target of 1.0%

o        Weighted Average Maximum rate: >= 13.0% and <= 14.5%, with a target of
         13.25%

o        Geographic Concentration:  Not greater than 50.00% California

o        Property Type: single family >= 65%

o        Manufactured Housing <= 1%

o        Multifamily = 0%

o        Owner Occupied >= 80%

o        2- 4 Family <=  20%

o        < 20% IO Loans

o        Weighted Average Gross Coupon: >= 7.0% and <= 7.5%

o        Weighted Average LTV >= 76% and <= 80%, maximum <= 100%.

           1.       No more than 25% of the loans primarily supporting payment of the Securities will have LTVs greater than 90%.

           2.       No more than 10% of the loans primarily supporting payment of the Securities will have LTVs greater than 95%.

o        Weighted Average CLTV >= 80% and <= 84%, maximum <= 100%.

           3.       No more than 30% of the loans primarily supporting payment of the Securities will have CLTVs greater than 90%.

           4.       No more than 20% of the loans primarily supporting payment of the Securities will have CLTVs greater than 95%.

o        Weighted Average FICO > 600, minimum 500

o        Weighted Average Months to Roll <= 27

o        Weighted Average Margin >= 5.0%

o        Cash-out refi <= 80%

o        No loans in the Conforming group will have the following three characteristics:

           1.       Purchase + Owner Occupied + UPB >$155,000